UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2009

VIRNETX HOLDING CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	001-33852	77-0390628
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5615 Scotts Valley Drive, Suite 110 Scotts Valley, CA	95066
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (831) 438-8200

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to a Compensation Committee meeting held on April 3, 2009, VirnetX Holding Corporation (the “Company”) decided not to award any cash bonuses for 2008 and did not increase any salaries for 2009.  The Company did grant stock options to certain of its employees, including Kendall Larsen, the Company’s President and Chief Executive Officer, who received a stock option to purchase 585,425 shares of the Company’s common stock, which will vest over 4 years.

In addition, as a result of Mr. Larsen’s recent marriage to Kathleen Sheehan, the Company’s Chief Administrative Officer, Mr. Larsen’s stock ownership reporting on his Form 4 filed with the SEC now reflects all of Ms. Sheehan’s separate stock ownership in the Company, including the stock ownership of Ms. Sheehan’s children, as indirect ownership positions under SEC rules, although Mr. Larsen disclaims beneficial ownership of Ms. Sheehan’s separate stock holdings.

Safe Harbor Statement

Statements in this report that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. The forward-looking statements contained herein include, without limitation, statements relating to the vesting schedule of option grants made to the Company’s President and Chief Executive Officer. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “will,” “believes,” “belief,” “expects,” “intends,” “anticipates,” “will seek to,” or “plans” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject to all of the other risks and uncertainties that are described from time to time under the heading “Risk Factors” in the Company’s reports and registration statements filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2009

VIRNETX HOLDING CORPORATION

By: /s/ Kendall Larsen
Name: Kendall Larsen
Title: Chief Executive Officer